Exhibit 99.2

XBiotech to Host Overview of Strategy and Findings for its European Phase III Trial for treatment of Colorectal Cancer with Xilonix™

AUSTIN, TX, January 7, 2016 – XBiotech (NASDAQ: XBIT), the world's leading developer of next-generation True Human™ therapeutic antibodies, announced today it will host a conference call and live audio webcast on Friday, January 8, 2016, at 8:30 a.m. ET, to provide an overview of its strategy and findings for its European Phase III clinical study to evaluate a first-of-a-kind human therapeutic antibody, Xilonix™, in the treatment of advanced colorectal cancer.

Conference Call Information:

Interested participants and investors may access the conference call by dialing:

  1 (877) 242-7960 (U.S.)
  1 (330) 863-3267 (international)

An audio webcast will also be accessible via the Investors Relations section of the XBiotech website www.xbiotech.com/about/investors.html. The webcast replay will remain available for 90 days.

About XBiotech

XBiotech is pioneering the discovery and development of targeted antibodies based on its True Human™ technology. The company's mission is to rethink the way antibody medicines are discovered and commercialized by advancing its robust pipeline of human antibodies for treating serious diseases such as cancer, inflammatory conditions and infectious diseases. XBiotech's lead product, Xilonix™, is a potential breakthrough antibody therapy that is currently the subject of two pivotal clinical studies for treating patients with advanced colorectal cancer. Xilonix specifically targets and neutralizes interleukin-1 alpha (IL-1a), a molecule known to promote angiogenesis, growth and spread of tumors, as well as mediate symptoms such as metabolic dysregulation, fatigue and anxiety associated with advanced cancer. XBiotech's True Human antibodies are cloned directly from individual donors who possess natural immunity against certain diseases. For more information, visit www.xbiotech.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements, including declarations regarding management's beliefs and expectations, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in the "Risk Factors" section of certain of our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Ashley Otero
XBiotech

aotero@xbiotech.com

512.386.2930

Tiberend Strategic Advisors, Inc.:

Joshua Drumm, Ph.D. (investors)

jdrumm@tiberend.com

212.375.2664

Janine McCargo (media)

jmccargo@tiberend.com

646.604.5150